UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES AND EXCHANGE ACT OF 1934

April 24, 2018 (April 18, 2018)

Date of report (Date of earliest event reported)

HERITAGE GLOBAL INC.

(Exact Name of Registrant as Specified in its Charter)

FLORIDA

(State or Other Jurisdiction of

Incorporation or Organization)

0-17973	59-2291344
(Commission File No.)	(I.R.S. Employer Identification No.)

12625 High Bluff Drive, Suite 305, San Diego, CA 92130

(Address of Principal Executive Offices)

(858) 847-0656

(Registrants Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement

On April 18, 2018, Heritage Global Inc. (the “Company”), National Loan Exchange, Inc. (“NLEX”), David Ludwig (“Mr. David Ludwig”) and Tom Ludwig (together with Mr. David Ludwig, the “Executives”) entered into an Addendum (the “Addendum”), effective June 1, 2018 (the “Effective Date”), to the Employment Agreements (the “Employment Agreements”), effective May 31, 2014, between NLEX and each of the Executives. The Addendum extends the term of the Employment Agreements by five years, from May 31, 2018 to May 31, 2023. Except as revised by the Addendum, the terms of the Employment Agreements continue to be in effect.

The Addendum eliminates the prior provisions for bonus compensation or options grants contained in the Employment Agreements.

NLEX Employee Cash Incentives

Pursuant to the Addendum, for each calendar year, NLEX will allocate thirty percent of its Net Operating Income (as defined in the Addendum) in the aggregate to a “Sales and Marketing Pool” and an “Operations Pool”, in the proportions specified in the Addendum and varying each year, for cash incentive awards. Each year in advance, Mr. David Ludwig will recommend to the Company’s Board of Directors (the “Board”) the NLEX employees (including Mr. David Ludwig) entitled to receive a portion of the Sales and Marketing Pool as well as the portion to be received, and Tom Ludwig will recommend to the Board the NLEX employees (including Tom Ludwig) entitled to receive a portion of the Operations Pool, and the portion to be received.

Also pursuant to the Addendum, for each calendar year, NLEX will allocate twenty percent of its Principal Net Operating Income (as defined in the Addendum) in the aggregate to a “Principal Sales and Marketing Pool” and an “Principal Operations Pool”, in the proportions specified in the Addendum and varying each year, for cash incentive awards. Each year in advance, Mr. David Ludwig will recommend to the Board the NLEX employees (including Mr. David Ludwig) entitled to receive a portion of the Sales and Marketing Pool as well as the portion to be received, and Tom Ludwig will recommend to the Board the NLEX employees (including Tom Ludwig) entitled to receive a portion of the Operations Pool, and the portion to be received.

Option and Restricted Stock Issuance

In connection with the Addendum, David Ludwig and Tom Ludwig will each be granted 300,000 shares of Company restricted stock, par value $0.01 (“Common Stock”), in accordance with the terms and conditions of a Restricted Stock Agreement, to be negotiated by the parties prior to the Effective Date.

In connection with the Addendum and promptly after the Effective Date, the Company will issue options to purchase 300,000 shares of Common Stock under the Heritage Global 2010 Non-Qualified Stock Option Plan (the “2010 Plan”) or the Heritage Global 2016 Stock Option Plan (the “2016 Plan”), as determined by the Board, to certain employees of NLEX (excluding Executives), and in such amounts, as recommended by the Executives. Subject to the approval of such recommendation by the Board, NLEX will also pay a one-time bonus to each recipient of such options in an amount equal to the aggregate exercise price of such recipient’s option. The options will vest over a four-year period.

In addition, not later than sixty days prior to each of the first three anniversaries of the Effective Date, the Executives will recommend to the Board the NLEX employees (including the Executives) who are entitled to receive options to acquire an aggregate 200,000 shares of Common Stock per year (for a total of 600,000 shares of Common Stock over three years). The options will be issued under the 2010 Plan or the 2016 Plan, and in the case of options issued to Executives, outside either the 2010 or 2016 Plans, as determined by the Board.

The foregoing is only a summary of the Addendum and does not purport to be complete and is qualified in its entirety by reference to the full text of the Addendum, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory

Arrangements of Certain Officers

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description

10.1	Addendum to Employment Agreements, effective June 1, 2018, by and between Heritage Global Inc., National Loan Exchange, Inc., Tom Ludwig and David Ludwig.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Heritage Global Inc.

Date: April 24, 2018	By:	/s/ Scott A. West
	Name:	Scott A. West
	Title:	Chief Financial Officer